UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2025, Lyell Immunopharma, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue shares of the Company’s common stock, par value $0.0001 (“Common Stock”), and, if applicable, pre-funded warrants to purchase Common Stock, in up to two or more closings in a private placement transaction (the “Private Placement”).

The initial closing of the Private Placement is anticipated to occur on or about July 25, 2025 (the “Initial Closing”), subject to customary closing conditions. At the Initial Closing, the Company has agreed to issue and sell 3,753,752 shares of Common Stock at purchase price of $13.32 per share to the Purchasers for gross proceeds to the Company of approximately $50.0 million.

Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to require the Purchasers to purchase approximately $50.0 million of shares of Common Stock (and/or pre-funded warrants in lieu of Common Stock) at a closing (the “Milestone Closing”) upon the occurrence of any of the following within 12 months following the Initial Closing (each, a “Milestone Event”): (i) the achievement of a clinical milestone related to the Company’s ongoing LYL314 PiNACLE pivotal trial; or (ii) certain other corporate milestones (the “Milestone Closing Put Right”). The purchase price per share of Common Stock in the Milestone Closing will be $25.61, unless the closing price of the Common Stock on the date before the Milestone Closing is less than $10.41, in which case it will be $10.41 per share. If the purchase price in the Milestone Closing will be $10.41 per share, the Company may rescind its Milestone Closing election before completion of the Milestone Closing and neither the Company nor the Purchasers will have any obligation to sell or purchase shares or pre-funded warrants at the Milestone Closing that would otherwise be held pursuant to the Company’s exercise of its election to hold the Milestone Closing prior to its rescission.

At any time before the Milestone Closing and until the later of 12 months following the Initial Closing and 40 days after the Purchasers receive notice from the Company of the achievement of a Milestone Event, each Purchaser will have the right, but not the obligation, to purchase at a closing (each, an “Investor Call Closing”) the same dollar amount of Common Stock (or pre-funded warrants in lieu thereof) it has committed to purchase in the Milestone Closing, at a purchase price of $30.73 per share. If any Purchaser exercises its right to hold its Investor Call Closing, it will not participate in any subsequent Milestone Closing. In addition, subject to specified exceptions, if the Company completes a bona fide equity financing for capital-raising purposes on terms that are more favorable to investors than the terms of the Investor Call Closing, the Milestone Closing Put Right will terminate.

If the number of additional shares of Common Stock to be purchased by a Purchaser in the Milestone Closing or an Investor Call Closing would otherwise result in the Purchaser beneficially owning more than 19.99% (or, at the Purchaser’s election, 9.99%) of the Company’s issued and outstanding shares of Common Stock, then in lieu of purchasing shares of Common Stock in excess of such threshold, the Purchaser will purchase pre-funded warrants at the same price as the Common Stock less the nominal $0.0001 per share exercise price of the pre-funded warrants.

If issued, the pre-funded warrants will have an exercise price of $0.0001 per share, subject to customary adjustments, and will be exercisable at any time after original issuance and will not expire until exercised in full. The pre-funded warrants will also be exercisable on a net exercise “cashless” basis. The pre-funded warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 30 days after the Initial Closing and within 30 days after the Milestone Closing, if any, and any Investor Call Closing, one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock issued under the Purchase Agreement and, if applicable, the shares of Common Stock issuable upon exercise of the pre-funded warrants, and generally to cause the applicable registration statements to promptly become effective. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

An entity affiliated with a holder of more than 5% of the Common Stock is participating as a Purchaser in the Private Placement.

The foregoing descriptions of the Purchase Agreement and the pre-funded warrants are only summaries of the terms thereof and do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement and the form of pre-funded warrant, which are filed with this report as Exhibit 10.1 and Exhibit 4.1, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02. The Company expects to use the net proceeds from the Private Placement, together with the Company’s existing cash, cash equivalents, and marketable securities, to fund two pivotal-stage clinical trials of LYL314, as well as for working capital and other general corporate purposes.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Purchasers provided representations appropriate for a private placement of securities. Restrictive legends will be affixed to the securities issued in the Private Placement.

On July 25, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 7.01	Regulation FD Disclosure.

Upon receipt of the proceeds from the Initial Closing, the Company expects that its cash, cash equivalents, and marketable securities will be sufficient to meet its working capital and capital expenditure needs into mid-2027.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this report include, but are not limited to, statements regarding the timing, size, pricing and completion of the proposed Private Placement, including statements regarding any closing that may occur after the Initial Closing, the Company’s expectation that its cash, cash equivalents, and marketable securities will be sufficient to meet its working capital and capital expenditure needs into mid-2027, the Company’s expected use of the net proceeds from the Private Placement, and other statements that are not historical fact. These statements are based on the Company’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: market conditions; volatility in the trading price of the Common Stock; risks inherent in achieving clinical and corporate milestones; the potential for results from clinical trials to differ from nonclinical, early clinical, preliminary or expected results; significant adverse events, toxicities or other undesirable side effects associated with the Company’s product candidates; the Company’s ability to initiate or progress clinical trials on the anticipated timelines, if at all; implementation of the Company’s strategic plans for its business and product candidates; the sufficiency of Lyell’s capital resources and need for additional capital to achieve its goals; and other risks described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission on May 13, 2025. Forward-looking statements contained in this report are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock

10.1#	Securities Purchase Agreement, dated July 24, 2025, by and among the Company and the Purchasers

99.1	Press Release, dated July 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: July 25, 2025	By:	/s/ CHARLES NEWTON
Charles Newton Chief Financial Officer